EXHIBIT 99.1
Citizens Community Bancorp, Inc. Earnings Increase 53% to $4.7 Million, or $0.44 Per Share in 2Q21 from 2Q20;
2021 Record Six Month Earnings of $10.2 million, Increase of 80% from 2020;
Annualized Gross Loan Growth of 12% and Asset Quality Continues to Improve;
Board Approves 5% Stock Repurchase Program

EAU CLAIRE, WI, July 26, 2021 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $4.7 million or $0.44 per diluted share for the quarter ended June 30, 2021 compared to $5.5 million, or $0.50 per diluted share for the quarter ended March 31, 2021, and $3.1 million, or $0.28 per diluted share for the quarter ended June 30, 2020. Net income as adjusted (non-GAAP)1 was also $4.7 million or $0.44 per diluted share for the second quarter of 2021 as there were no adjustments to any income or expense items during the quarter, compared to net income as adjusted of $5.6 million, or $0.51 per diluted share for the preceding quarter and $2.8 million or $0.25 per diluted share for the second quarter a year ago. For the first six months of 2021, earnings increased 80% to a record $10.2 million, or $0.94 per diluted share compared to earnings of $5.7 million or $0.51 per share, for the first six months of 2020. On July 23, 2021, the Board of Directors approved a new 5% stock repurchase plan as described below.

The Company’s second quarter 2021 operating results reflected the following changes from the first quarter of 2021: (1) modest increase in net interest income resulting from an increase in the investment portfolio size and lower deposit cost; which was largely offset by a decrease in the accretion of deferred fees on the Small Business Administration’s Paycheck Protection Program (“SBA PPP”) and a decrease in accretion due to reductions of purchased credit impaired loans; (2) lower gains on securities sales; and (3) an increase in net mortgage servicing expenses of $0.9 million largely due to the reversal of $0.9 million of previously recorded MSR impairment in the first quarter of 2021.

Book value per share was $15.33 at June 30, 2021, compared to $14.75 at March 31, 2021, and $13.70 at June 30, 2020. Tangible book value per share (non-GAAP)5 was $11.95 at June 30, 2021 compared to $11.39 at March 31, 2021 and $10.31 at June 30, 2020. Book value per share increased $1.63 over the past 12 months, an 11.9% increase from June 30, 2020. Tangible book value per share increased $1.64 over the past 12 months, a 15.9% increase from June 30, 2020. Additionally, the Company increased and paid an annual dividend, which increased 10% to $0.23 per share on February 25, 2021.

“Our effort over the last year and a half to strengthen our culture of caring for customers and colleagues and accountability for our strategic and tactical execution is evidenced in our results. The 16% increase in tangible book value year over year, further asset quality improvements to peer group levels and disciplined expense management are examples of a focused team. We saw a nice rebound this quarter in loan growth (12% annualized) following the seasonally slow first quarter which was supported by low unemployment rates in our markets that are below the national averages. Our loan pipeline remains strong entering the summer months and we are optimistic about our loan growth prospects in the third quarter, ” said Stephen Bianchi, Chairman, President and Chief Executive Officer.

June 30, 2021 Highlights: (as of or for the 3-month period ended June 30, 2021 compared to March 31, 2021 and June 30, 2020.)

•Quarterly earnings of $4.7 million, or $0.44 per diluted share for the second quarter ended June 30, 2021, were the second highest in the Company’s history, down modestly from the record quarter ended March 31, 2021 earnings of $5.5 million or $0.50 per diluted share. Fiscal 2021 earnings are on pace to exceed fiscal 2020’s record earnings. Year-over-year earnings for the six-month ended June 30, 2021 were $10.2 million, or $0.94 per share compared to $5.7 million, or $0.51 per share for the six months ended June 30, 2020.

•Stockholders’ equity as a percent of total assets was 9.57% at June 30, 2021, compared to 9.27% at March 31, 2021. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)5 was 7.62% at June 30, 2021, compared to 7.32% at March 31, 2021. “We were pleased with growth in equity ratios during the quarter as we approach 8.00%. We utilized a portion of our strong earnings to repurchase 198 thousand shares of stock during the quarter at an average price of $13.21. We balance the positive effect on earnings per share with the impact on TCE ratio and regulatory capital ratios. The shares repurchased have reduced outstanding shares by almost 5% which impacts earnings per share positively, while reducing TCE ratio growth by approximately 35 basis points.” said James Broucek, Executive Vice President and CFO.

•No loan loss provision was realized during the quarter ended June 30, 2021 due to improved asset quality, lower CARES Act Section 4013 deferrals, and low charge-off activity. Economic conditions in our markets continued to improve from those seen in the last quarter of 2020. This has led to improving trends for businesses most impacted by the pandemic, which allowed the Company to reduce its general economic Q-Factor allocation in its allowance calculation. Further reductions in loans deferred under Section 4013 of the CARES Act and improvements in our markets’ business activities due to the timing and efficacy of vaccinations, and related impact on consumer behavior and business activities would allow further reductions in this economic Q-Factor.

•The Bank’s COVID-19 related modifications under Section 4013 of the CARES Act totaled $35.7 million, or 3% of gross loans at June 30, 2021, versus $57.3 million, or 5% of gross loans at March 31, 2021. At June 30, 2021, hotel industry sector loans represent $31.1 million of the approved deferrals. The Company granted a third deferral on two urban hotels for interest only payments with similar ownership totaling $19.2 million, with the borrower depositing two years’ worth of principal and interest at the Bank. The occupancy rate on the Bank’s hotel portfolio has increased each month for the past five months ending May 31, 2021. Approximately $14 million of commercial loan modifications are scheduled to return to making their original principal and interest payments in the third quarter.

•The allowance for loan losses on originated loans, excluding SBA PPP loans, decreased to 1.72% at June 30,
2021, from 1.84% at March 31, 2021 due to loan growth and no provision for loan losses. Since SBA PPP loans are guaranteed by the SBA, they are excluded from this reserve calculation. Additionally, loans resulting from Bank acquisitions were effectively marked to market value at the time of their acquisition and were also excluded from this reserve calculation. The allowance for loan losses of $16.8 million, is allocated $15.0 million to the originated loan portfolio and $1.8 million to the acquired loan portfolio.

•Nonperforming assets continued to decline and at June 30, 2021, were $8.8 million compared to $9.3 million one quarter earlier, or a reduction of 6%.

•On July 23, 2021, the Board of Directors of the Company approved a stock repurchase program. Under this program the Company may repurchase up to 532 thousand shares of its common stock, or 5% of the current outstanding shares, after the existing repurchase program is completed. The repurchase program permits shares to be repurchased in open market or private transactions, from time to time, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission. Repurchases may be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the applicable trading price, future alternative advantageous uses for capital, and the Company’s financial performance. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements. The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate the Company to purchase any particular number of shares.

Balance Sheet and Asset Quality

Total assets decreased $17.8 million during the quarter to $1.71 billion at June 30, 2021, compared to $1.73 billion at March 31, 2021, largely due to modest shrinkage in liabilities in the quarter which allowed the Bank to reduce interest-bearing cash and shrink assets.

Securities available for sale increased $58.6 million during the quarter ended June 30, 2021 to $243.7 million from $185.2 million at March 31, 2021. This growth was largely through the purchase of 30-year agency mortgage-backed securities and subordinated debt issued by banks.

Loans receivable decreased by $10 million to $1.182 billion at June 30, 2021. The originated loan portfolio before SBA PPP loans increased $60.5 million in the quarter. Acquired loans decreased by $26.7 million. Total SBA PPP loans decreased $44.0 million.

The allowance for loan losses was $16.8 million and remained flat at June 30, 2021, representing 1.43% of loans receivable compared to $16.9 million at March 31, 2021, representing 1.41% of loans receivable. Excluding the SBA PPP loans, which are guaranteed by the SBA, the allowance for loan losses was 1.52% at June 30, 2021, compared to 1.57% at March 31, 2021. Approximately 21% of the loan portfolio, excluding SBA loans at June 30, 2021, consists of loans purchased through whole bank acquisitions resulting in these loans being recorded at fair market value at acquisition. The allowance for loan losses as a percent of originated loans excluding SBA PPP loans was 1.72% at June 30, 2021, compared to 1.84% at March 31, 2021 due to growth in the originated loan portfolio. For the quarter ended June 30, 2021, the Bank had net charge-offs of $0.015 million.

Allowance for Loan Losses Percentages
(in thousands, except ratios)

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Originated loans, net of deferred fees and costs	$877,534	$817,261	$835,769	$789,075
SBA PPP loans, net of deferred fees	71,508	115,920	120,711	132,800
Acquired loans, net of unamortized discount	232,516	258,945	281,101	359,300
Loans, end of period	$1,181,558	$1,192,126	$1,237,581	$1,281,175
SBA PPP loans, net of deferred fees	(71,508)	(115,920)	(120,711)	(132,800)
Loans, net of SBA PPP loans and deferred fees	$1,110,050	$1,076,206	$1,116,870	$1,148,375
Allowance for loan losses allocated to originated loans	$15,059	$15,028	$14,819	$12,109
Allowance for loan losses allocated to other loans	1,786	1,832	2,224	1,264
Allowance for loan losses	$16,845	$16,860	$17,043	$13,373
ALL as a percentage of loans, end of period	1.43%	1.41%	1.38%	1.04%
ALL as a percentage of loans, net of SBA PPP loans and deferred fees	1.52%	1.57%	1.53%	1.16%
ALL allocated to originated loans as a percentage of originated loans, net of deferred fees and costs	1.72%	1.84%	1.77%	1.53%

Nonperforming assets decreased 5.8% to $8.8 million or 0.51% of total assets at June 30, 2021 compared to $9.3 million or 0.54% of total assets at March 31, 2021. Included in nonperforming assets at June 30, 2021 are $6.3 million of nonperforming assets acquired during recent whole-bank acquisitions. Originated nonperforming assets were $2.5 million, or 0.21% of total assets for the most recent quarter. Over the past year, nonperforming assets declined 50% from $17.4 million at June 30, 2020 to $8.8 million at June 30, 2021. Over the past year, total criticized loans decreased 46.3% from $55.9 million at June 30, 2020, to $38.2 million at June 30, 2021.

	(in thousands)
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Special mention loan balances	$12,308	$13,659	$6,672	$7,777	$19,958
Substandard loan balances	25,890	26,064	28,541	32,922	35,911
Criticized loans, end of period	$38,198	$39,723	$35,213	$40,699	$55,869

Deposits decreased $9 million to $1.37 billion at June 30, 2021, from $1.38 billion at March 31,2021. The decrease in certificates of deposit more than offset the $23 million increase in non-maturity deposits. The decrease in certificates of deposit was due to the Company choosing not to match higher rate local retail certificate competition.

Review of Operations

Net interest income was $12.8 million for the second quarter ended June 30, 2021 compared to $12.8 million for the first quarter ended March 31, 2021 and $12.3 million for the quarter ended June 30, 2020. Net interest income benefited from growth in the investment portfolio and lower deposit costs offset by lower SBA PPP net loan fee accretion, largely due to the impact of changes in accretion on debt forgiveness and decreased accretion due to reductions of purchased credit impaired loans compared to the prior quarter. The net interest margin (“NIM”) decreased to 3.22% in the second quarter ended June 30, 2021, compared to 3.31% for the first quarter ended March 31, 2021. This decrease is largely due to a (1) 12 basis point reduction in SBA PPP net loan fee accretion and a (2) 3 basis point decrease in accretion due to reductions of purchased credit impaired loans, partially offset by the impact of lower liability costs.

The NIM decreased to 3.22% for the quarter ended June 30, 2021 from 3.34% for the quarter ended June 30, 2020. The NIM decreased approximately 12 basis points due to the higher interest-bearing cash balances during 2021 compared to 2020. Lower accretion on the reduction of purchased credit impaired loans decreased the NIM by 7 basis points in 2021 compared to 2020. Other reductions to NIM included lower yielding loans and investment securities as a result of the dramatic reduction in interest rates in March 2020. The NIM benefited 27 basis points from lower liability costs and 19 basis points from increased SBA PPP net loan fee accretion quarter over quarter.
The table below shows the impact of accretion related to purchased credit impaired loans and SBA PPP loans on interest income and NIM.

Net interest income and net interest margin analysis:
(in thousands, except yields and rates)

	Three months ended
	June 30, 2021		March 31, 2021		December 31, 2020		September 30, 2020		June 30, 2020
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$12,831	3.22%	$12,764	3.31%	$13,372	3.51%	$11,909	3.11%	$12,303	3.34%
Less non-accretable difference realized as interest from payoff of purchased credit impaired (“PCI”) loans	$(37)	(0.01)%	$(58)	(0.02)%	$(324)	(0.08)%	$(130)	(0.03)%	$(196)	(0.05)%
Less accelerated accretion from payoff of certain PCI loans with transferred non-accretable differences	$—	—%	$(90)	(0.02)%	$(872)	(0.23)%	$—	—%	$(99)	(0.03)%
Less scheduled accretion interest	$(265)	(0.07)%	$(266)	(0.07)%	$(252)	(0.07)%	$(276)	(0.07)%	$(247)	(0.07)%
Without loan purchase accretion	$12,529	3.14%	$12,350	3.20%	$11,924	3.13%	$11,503	3.01%	$11,761	3.19%
Less SBA PPP net loan fee accretion	$(1,309)	(0.33)%	$(1,750)	(0.45)%	$(985)	(0.26)%	$(643)	(0.17)%	$(500)	(0.14)%
Without SBA PPP purchase and net loan fee accretion	$11,220	2.81%	$10,600	2.75%	$10,939	2.87%	$10,860	2.84%	$11,261	3.05%

The table below lists the SBA PPP loans and net deferred loan fee accretion balances related to 2020 and 2021 SBA PPP loan originations:

	2020 Originations		2021 Originations		Total
	Balance	Net Deferred Fee Income	Balance	Net Deferred Fee Income	Balance	Net Deferred Fee Income
SBA PPP Loans, December 31, 2020	$123,702	$2,991	$—	$—	$123,702	$2,991
2021 SBA PPP Loan Originations	—	—	55,790	3,485	55,790	3,485
Less: 2021 SBA PPP Loan Forgiveness and Fee Accretion	(102,295)	(2,683)	(2,272)	(376)	(104,567)	(3,059)
Balance, June 30, 2021	$21,407	$308	$53,518	$3,109	$74,925	$3,417

The Bank continued to manage deposit interest rates, as various non-maturity deposit product rates were reduced, and interest rates on new and renewed certificates of deposit were lower than the previous quarter. These actions reduced the cost of deposits by 9 basis points in the quarter ended June 30, 2021. At June 30, 2021, the Bank had approximately $110 million of certificate of deposit accounts maturing in 2021 with a weighted average cost of approximately 1.0% and approximately $127 million of certificate of deposit accounts maturing in 2022 with a weighted average cost of approximately 1.8%. The 2021 maturities are generally evenly spread throughout the remainder of the year, with approximately 85% of the 2022 maturities occurring in the first half of 2022. The approximate weighted average cost of new certificates in the second quarter of 2021 was below 0.5%.

Loan loss provisions were zero for the quarters ended June 30, 2021, March 31, 2021 and $1.8 million one year earlier. During the quarter ended June 30, 2021, asset quality improved as indicated by a lower level of non-performing assets, substandard assets and lower loan deferrals under Section 4013 of the Cares Act. Improved general business activity also allowed the Company to reduce its general economic Q-factor, which reduced the allowance allocated for this factor. In addition, a reduction in loan deferrals reduced the allowance allocated to such deferrals. These reductions were largely offset by allowance allocation increases due to loan growth and a modest increase in specific reserves. For the six-month ended June 30, 2021, provision for loan losses was zero compared to $3.75 million for the six months ended June 30, 2020. The year-to-date June 30, 2020 provision for loan losses expense due to the impact of the pandemic was approximately $2 million, with the remaining provision split evenly due to loan growth and changes in credit quality.

Non-interest income decreased to $3.8 million in the quarter ended June 30, 2021, compared to $4.2 million in the quarter ended March 31, 2021 and decreased $1.2 million from the quarter ended June 30, 2020. The decrease in the second quarter compared to the first quarter was largely due to a reduction in gain on sale of securities of $0.2 million. Gains on sale of loans decreased during the quarter due to lower mortgage origination activity partially offset by increased gains on sale of SBA loans. The decrease in non-interest income during the current quarter compared to the comparable prior year quarter year was a result of the following factors: (1) lower gain on sale of loans, (2) lower loan servicing income, (3) no gain on sale of acquired business lines, (4) no settlement income and (5) no insurance commission income in the second quarter of 2021.

Total non-interest expense increased $0.7 million in the second quarter of 2021 to $10.2 million compared to $9.5 million for the quarter ended March 31, 2021 and decreased from $11.4 million for the quarter ended June 30, 2020. The increase from the first quarter was largely due to the reversal of $0.9 million of previously recorded MSR impairment in the first quarter of 2021, partially offset by the first quarter debt termination cost of $0.1 million and second quarter lower compensation and FDIC premium assessment. The decrease from the second quarter of 2020 was largely due to higher interest rates which decreased variable incentive compensation and resulted in lower MSR impairment and amortization of $0.5 million. In addition, compensation was impacted by fewer FTE’s in the second quarter of 2021.

Provisions for income taxes, decreased to $1.7 million in the second quarter of 2021 from the first quarter of 2021 at $1.9 million. The effective tax rate for the most recent quarter was 26.8% compared to 26.1% for the prior quarter. The effective tax rate was 26.5% for the comparable prior year quarter.

These financial results are preliminary until the Form 10-Q is filed in August 2021.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 25 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, Ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include the conditions in the financial markets and economic conditions generally; adverse impacts to the Company or Bank arising from the COVID-19 pandemic; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to maintain our reputation; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; changes in federal or state tax laws; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2020, filed with the Securities and Exchange Commission (“SEC”) on March 8, 2021 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, net income as adjusted per share, tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets, return on average tangible common equity and return on average tangible common equity as adjusted, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Net income as adjusted and net income as adjusted per share are non-GAAP measures that eliminate the impact of certain expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees, the gain on sale of branch deposits and fixed assets and the net impact of the Tax Cuts and Jobs Act of 2017, which management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of preferred stock equity, goodwill, and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	June 30, 2021 (unaudited)	March 31, 2021 (unaudited)	December 31, 2020 (audited)	June 30, 2020 (unaudited)
Assets
Cash and cash equivalents	$128,440	$196,039	$119,440	$39,581
Other interest-bearing deposits	1,512	2,016	3,752	3,752
Securities available for sale “AFS”	243,746	185,160	144,233	162,716
Securities held to maturity “HTM”	59,582	57,419	43,551	10,541
Equity securities with readily determinable fair value	297	297	200	188
Other investments	14,966	15,069	14,948	15,193
Loans receivable	1,181,558	1,192,126	1,237,581	1,281,175
Allowance for loan losses	(16,845)	(16,860)	(17,043)	(13,373)
Loans receivable, net	1,164,713	1,175,266	1,220,538	1,267,802
Loans held for sale	3,109	2,267	3,075	8,876
Mortgage servicing rights, net	3,862	3,999	3,252	3,509
Office properties and equipment, net	21,121	21,081	21,165	21,318
Accrued interest receivable	4,898	5,464	5,652	5,855
Intangible assets	4,696	5,095	5,494	6,293
Goodwill	31,498	31,498	31,498	31,498
Foreclosed and repossessed assets, net	145	85	197	734
Bank owned life insurance (“BOLI”)	23,991	23,837	23,684	23,357
Other assets	7,896	7,702	8,416	6,301
TOTAL ASSETS	$1,714,472	$1,732,294	$1,649,095	$1,607,514
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,371,226	$1,380,202	$1,295,256	$1,272,197
Federal Home Loan Bank (“FHLB”) advances	111,496	115,481	123,498	124,484
Other borrowings	58,380	58,354	58,328	43,595
Other liabilities	9,354	17,595	11,449	14,448
Total liabilities	1,550,456	1,571,632	1,488,531	1,454,724
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 10,696,075 , 10,893,872; 11,056,349 and 11,150,695 shares issued and outstanding, respectively	107	109	111	112
Additional paid-in capital	121,732	123,766	126,154	126,900
Retained earnings	40,117	35,783	32,809	25,759
Accumulated other comprehensive income	2,060	1,004	1,490	19
Total stockholders’ equity	164,016	160,662	160,564	152,790
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,714,472	$1,732,294	$1,649,095	$1,607,514
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2021 (unaudited)	March 31, 2021 (unaudited)	June 30, 2020 (unaudited)	June 30, 2021 (unaudited)	June 30, 2020 (unaudited)
Interest and dividend income:
Interest and fees on loans	$13,960	$14,517	$14,687	$28,477	$30,146
Interest on investments	1,518	1,103	1,199	2,621	2,648
Total interest and dividend income	15,478	15,620	15,886	31,098	32,794
Interest expense:
Interest on deposits	1,521	1,714	2,607	3,235	5,787
Interest on FHLB and FRB borrowed funds	384	411	448	795	956
Interest on other borrowed funds	742	731	528	1,473	1,077
Total interest expense	2,647	2,856	3,583	5,503	7,820
Net interest income before provision for loan losses	12,831	12,764	12,303	25,595	24,974
Provision for loan losses	—	—	1,750	—	3,750
Net interest income after provision for loan losses	12,831	12,764	10,553	25,595	21,224
Non-interest income:
Service charges on deposit accounts	395	398	345	793	905
Interchange income	647	530	489	1,177	953
Loan servicing income	825	893	1,315	1,718	2,000
Gain on sale of loans	1,522	1,595	1,818	3,117	2,598
Loan fees and service charges	151	278	244	429	721
Insurance commission income	—	—	195	—	474
Net gains on investment securities	37	235	25	272	98
Net gain on sale of acquired business lines	—	—	252	—	252
Settlement proceeds	—	—	131	—	131
Other	216	247	199	463	484
Total non-interest income	3,793	4,176	5,013	7,969	8,616
Non-interest expense:
Compensation and related benefits	5,473	5,596	5,908	11,069	11,343
Occupancy	1,314	1,316	1,336	2,630	2,710
Data processing	1,396	1,342	1,212	2,738	2,404
Amortization of intangible assets	399	399	412	798	824
Mortgage servicing rights expense, net	441	(450)	991	(9)	1,727
Advertising, marketing and public relations	194	163	303	357	542
FDIC premium assessment	82	165	180	247	248
Professional services	381	521	353	902	957
Gains on repossessed assets, net	(29)	(117)	(22)	(146)	(90)
Other	547	554	719	1,101	1,458
Total non-interest expense	10,198	9,489	11,392	19,687	22,123
Income before provision for income taxes	6,426	7,451	4,174	13,877	7,717
Provision for income taxes	1,720	1,945	1,105	3,665	2,042
Net income attributable to common stockholders	$4,706	$5,506	$3,069	$10,212	$5,675
Per share information:
Basic earnings	$0.44	$0.50	$0.28	$0.94	$0.51
Diluted earnings	$0.44	$0.50	$0.28	$0.94	$0.51
Cash dividends paid	$—	$0.23	$—	$0.23	$0.21
Book value per share at end of period	$15.33	$14.75	$13.70	$15.33	$13.70
Tangible book value per share at end of period (non-GAAP)	$11.95	$11.39	$10.31	$11.95	$10.31
Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

GAAP pretax income	$6,426	$7,451	$4,174	$13,877	$7,717
Net gain on sale of acquired business lines (1)	—	—	(252)	—	(252)
Settlement proceeds (2)	—	—	(131)	—	(131)
FHLB borrowings prepayment fee (3)	—	102	—	102
Pretax income as adjusted (4)	6,426	7,553	3,791	13,979	7,334
Provision for income tax on net income as adjusted (5)	1,720	1,971	1,005	3,692	1,944
Net income as adjusted after income taxes (non-GAAP) (4)	$4,706	$5,582	$2,786	$10,287	$5,390
GAAP diluted earnings per share, net of tax	$0.44	$0.50	$0.28	$0.94	$0.51
Net gain on sale of acquired business lines	—	—	(0.02)	—	(0.02)
Settlement proceeds	—	—	(0.01)	—	(0.01)
FHLB borrowings prepayment fee	$—	$0.01	—	$0.01	—
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.44	$0.51	$0.25	$0.95	$0.48

Average diluted shares outstanding	10,789,843	10,985,994	11,150,785	10,887,409	11,183,216
(1) Net gain on sale of acquired business lines resulted from the sale of Wells Insurance Agency
(2) Settlement proceeds includes litigation income from a JP Morgan Residential Mortgage-Backed Security (RMBS) claim. This distribution represents a supplement to the proceeds received in March 2017 from a JP Morgan RMBS previously owned by the Bank and sold in 2011.
(3) FHLB borrowings prepayment fee resulted from the early termination of $8 million in FHLB borrowings at a weighted average rate of 2.19% and weighted average maturity of 8.75 months included in other non-interest expense in the consolidated statement of operations.
(4) Net income as adjusted is a non-GAAP measure that management believes enhances the market’s ability to assess the underlying business performance and trends related to core business activities.
(5) Provision for income tax on net income as adjusted is calculated at our effective tax rate for each respective period presented.

Loan Composition (in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Originated Loans:
Commercial/Agricultural real estate:
Commercial real estate	$420,565	$365,603	$351,113	$314,390
Agricultural real estate	42,925	38,140	31,741	35,138
Multi-family real estate	113,790	111,503	112,731	90,617
Construction and land development	89,586	83,936	91,241	94,856
C&I/Agricultural operating:
Commercial and industrial	80,783	76,693	95,290	80,369
Agricultural operating	23,014	21,149	24,457	25,813
Residential mortgage:
Residential mortgage	72,965	82,285	86,283	95,664
Purchased HELOC loans	4,949	5,291	6,260	6,861
Consumer installment:
Originated indirect paper	20,377	23,186	25,851	32,031
Other consumer	10,296	10,951	12,056	14,175
Originated loans before SBA PPP loans	879,250	818,737	837,023	789,914
SBA PPP loans	74,925	118,931	123,702	137,330
Total originated loans	$954,175	$937,668	$960,725	$927,244
Acquired Loans:
Commercial/Agricultural real estate:
Commercial real estate	$139,497	$149,586	$156,562	$195,335
Agricultural real estate	29,740	32,427	37,054	43,054
Multi-family real estate	7,401	7,485	9,421	13,022
Construction and land development	1,202	6,796	7,276	15,276
C&I/Agricultural operating:
Commercial and industrial	19,701	19,240	21,263	29,477
Agricultural operating	4,893	7,101	8,328	12,124
Residential mortgage:
Residential mortgage	33,781	40,046	45,103	56,760
Consumer installment:
Other consumer	648	913	1,157	1,639
Total acquired loans	$236,863	$263,594	$286,164	$366,687
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$560,062	$515,189	$507,675	$509,725
Agricultural real estate	72,665	70,567	68,795	78,192
Multi-family real estate	121,191	118,988	122,152	103,639
Construction and land development	90,788	90,732	98,517	110,132
C&I/Agricultural operating:
Commercial and industrial	100,484	95,933	116,553	109,846
Agricultural operating	27,907	28,250	32,785	37,937
Residential mortgage:
Residential mortgage	106,746	122,331	131,386	152,424
Purchased HELOC loans	4,949	5,291	6,260	6,861
Consumer installment:
Originated indirect paper	20,377	23,186	25,851	32,031
Other consumer	10,944	11,864	13,213	15,814
Gross loans before SBA PPP loans	1,116,113	1,082,331	1,123,187	1,156,601
SBA PPP loans	74,925	118,931	123,702	137,330
Gross loans	$1,191,038	$1,201,262	$1,246,889	$1,293,931
Unearned net deferred fees and costs and loans in process	(5,133)	(4,487)	(4,245)	(5,369)
Unamortized discount on acquired loans	(4,347)	(4,649)	(5,063)	(7,387)
Total loans receivable	$1,181,558	$1,192,126	$1,237,581	$1,281,175

Nonperforming Originated and Acquired Assets
(in thousands, except ratios)

	June 30, 2021 and Three Months Ended	March 31, 2021 and Three Months Ended	December 31, 2020 and Three Months Ended	June 30, 2020 and Three Months Ended
Nonperforming assets:
Originated nonperforming assets:
Nonaccrual loans	$2,420	$2,344	$3,649	$3,951
Accruing loans past due 90 days or more	88	391	415	1,455
Total originated nonperforming loans (“NPL”)	2,508	2,735	4,064	5,406
Other real estate owned (“OREO”)	—	—	63	270
Other collateral owned	16	28	41	42
Total originated nonperforming assets (“NPAs”)	$2,524	$2,763	$4,168	$5,718
Acquired nonperforming assets:
Nonaccrual loans	$5,655	$6,335	$7,098	$10,836
Accruing loans past due 90 days or more	454	145	171	425
Total acquired nonperforming loans (“NPL”)	6,109	6,480	7,269	11,261
Other real estate owned (“OREO”)	129	57	93	422
Other collateral owned	—	—	—	—
Total acquired nonperforming assets (“NPAs”)	$6,238	$6,537	$7,362	$11,683
Total nonperforming assets (“NPAs”)	$8,762	$9,300	$11,530	$17,401
Loans, end of period	$1,181,558	$1,192,126	$1,237,581	$1,281,175
Total assets, end of period	$1,714,472	$1,732,294	$1,649,095	$1,607,514
Ratios:
Originated NPLs to total loans	0.21%	0.23%	0.33%	0.42%
Acquired NPLs to total loans	0.52%	0.54%	0.59%	0.88%
Originated NPAs to total assets	0.15%	0.16%	0.25%	0.36%
Acquired NPAs to total assets	0.36%	0.38%	0.45%	0.73%
Nonperforming Total Assets
(in thousand, except ratios)

	June 30, 2021 and Three Months Ended	March 31, 2021 and Three Months Ended	December 31, 2020 and Three Months Ended	June 30, 2020 and Three Months Ended
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$1,027	$760	$827	$3,221
Agricultural real estate	3,716	4,511	5,084	5,979
Commercial and industrial (“C&I”)	313	391	357	1,306
Agricultural operating	1,163	764	1,872	1,496
Residential mortgage	1,768	2,167	2,451	2,666
Consumer installment	88	86	156	119
Total nonaccrual loans	$8,075	$8,679	$10,747	$14,787
Accruing loans past due 90 days or more	542	536	586	1,880
Total nonperforming loans (“NPLs”)	8,617	9,215	11,333	16,667
Foreclosed and repossessed assets, net	145	85	197	734
Total nonperforming assets (“NPAs”)	$8,762	$9,300	$11,530	$17,401
Troubled Debt Restructurings (“TDRs”)	$16,597	$17,442	$18,477	$13,119
Nonaccrual TDRs	$4,861	$5,690	$6,735	$6,992
Loans, end of period	$1,181,558	$1,192,126	$1,237,581	$1,281,175
Total assets, end of period	$1,714,472	$1,732,294	$1,649,095	$1,607,514
Ratios:
NPLs to total loans	0.73%	0.77%	0.92%	1.30%
NPAs to total assets	0.51%	0.54%	0.70%	1.08%

Deposit Composition
(in thousands)

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Non-interest bearing demand deposits	$253,097	$257,042	$238,348	$223,536
Interest bearing demand deposits	375,005	352,302	301,764	270,116
Savings accounts	220,698	222,448	196,348	185,816
Money market accounts	263,390	258,942	245,549	242,536
Certificate accounts	259,036	289,468	313,247	350,193
Total deposits	$1,371,226	$1,380,202	$1,295,256	$1,272,197

Average balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three months ended June 30, 2021			Three months ended March, 31 2021			Three months ended June 30, 2020
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$113,561	$28	0.10%	$129,642	$29	0.09%	$19,995	$5	0.10%
Loans receivable	1,186,439	13,960	4.72%	1,213,562	14,517	4.85%	1,266,273	14,687	4.66%
Interest bearing deposits	1,754	9	2.06%	3,437	20	2.36%	3,788	23	2.44%
Investment securities (1)	283,557	1,308	1.85%	202,981	885	1.77%	174,875	988	2.27%
Other investments	15,020	173	4.62%	15,038	169	4.56%	15,160	183	4.86%
Total interest earning assets (1)	$1,600,331	$15,478	3.88%	$1,564,660	$15,620	4.05%	$1,480,091	$15,886	4.32%
Average interest bearing liabilities:
Savings accounts	$219,804	$99	0.18%	$197,647	$83	0.17%	$171,285	$99	0.23%
Demand deposits	360,314	257	0.29%	330,674	251	0.31%	267,429	260	0.39%
Money market accounts	258,638	182	0.28%	254,120	202	0.32%	243,264	350	0.58%
CD’s	240,224	868	1.45%	266,044	1,043	1.59%	328,543	1,706	2.09%
IRA’s	39,970	115	1.15%	40,877	135	1.34%	42,117	192	1.83%
Total deposits	$1,118,950	$1,521	0.55%	$1,089,362	$1,714	0.64%	$1,052,638	$2,607	1.00%
FHLB advances and other borrowings	171,261	1,126	2.64%	180,635	1,142	2.56%	186,191	976	2.11%
Total interest bearing liabilities	$1,290,211	$2,647	0.82%	$1,269,997	$2,856	0.91%	$1,238,829	$3,583	1.16%
Net interest income		$12,831			$12,764			$12,303
Interest rate spread			3.06%			3.14%			3.16%
Net interest margin (1)			3.22%			3.31%			3.34%
Average interest earning assets to average interest bearing liabilities			1.24			1.23			1.19

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the quarters ended June 30, 2021, March 31, 2021 and June 30, 2020. The FTE adjustment to net interest income included in the rate calculations totaled $1, $1 and $0 thousand for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

	Six months ended June 30, 2021			Six months ended June 30, 2020
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$121,557	$57	0.09%	$25,532	$123	0.97%
Loans receivable	1,199,925	28,477	4.79%	1,219,905	30,146	4.97%
Interest bearing deposits	2,591	29	2.26%	4,075	50	2.47%
Investment securities (1)	243,492	2,193	1.82%	177,081	2,119	2.41%
Other investments	15,029	342	4.59%	15,083	356	4.75%
Total interest earning assets (1)	$1,582,594	$31,098	3.96%	$1,441,676	$32,794	4.57%
Average interest bearing liabilities:
Savings accounts	$208,787	$182	0.18%	$162,941	$250	0.31%
Demand deposits	345,576	507	0.30%	251,125	635	0.51%
Money market accounts	256,391	384	0.30%	239,867	959	0.80%
CD’s	253,063	1,911	1.52%	341,319	3,552	2.09%
IRA’s	40,421	251	1.25%	42,406	391	1.85%
Total deposits	$1,104,238	$3,235	0.59%	$1,037,658	$5,787	1.12%
FHLB advances and other borrowings	175,922	2,268	2.60%	180,927	2,033	2.26%
Total interest bearing liabilities	$1,280,160	$5,503	0.87%	$1,218,585	$7,820	1.29%
Net interest income		$25,595			$24,974
Interest rate spread			3.09%			3.28%
Net interest margin (1)			3.26%			3.48%
Average interest earning assets to average interest bearing liabilities			1.24			1.18
(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the six months ended June 30, 2021 and June 30, 2020, respectively. The FTE adjustment to net interest income included in the rate calculations totaled $2 and $1 thousand for the six months ended June 30, 2021 and June 30, 2020, respectively.

The following table reports key financial metric ratios based on a net income and net income as adjusted basis:

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Ratios based on net income:
Return on average assets (annualized)	1.10%	1.33%	0.78%	1.22%	0.73%
Return on average equity (annualized)	11.63%	13.97%	8.23%	12.78%	7.61%
Return on average tangible common equity[5] (annualized)	14.98%	18.14%	11.06%	16.53%	10.25%
Efficiency ratio	61%	56%	66%	59%	66%
Net interest margin with loan purchase accretion	3.22%	3.31%	3.34%	3.26%	3.48%
Net interest margin without loan purchase accretion	3.14%	3.20%	3.19%	3.17%	3.23%
Ratios based on net income as adjusted (non-GAAP):
Return on average assets as adjusted[2] (annualized)	1.10%	1.35%	0.71%	1.22%	0.70%
Return on average equity as adjusted[3] (annualized)	11.63%	14.16%	7.47%	12.87%	7.23%
Return on average tangible common equity as adjusted[5] (annualized)	14.98%	18.39%	10.04%	16.65%	9.73%
Efficiency ratio[4] as adjusted (non-GAAP)	61%	55%	67%	58%	67%

Reconciliation of Return on Average Assets as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

GAAP earnings after income taxes	$4,706	$5,506	$3,069	$10,212	$5,675
Net income as adjusted after income taxes (non-GAAP) (1)	$4,706	$5,582	$2,786	$10,288	$5,390
Average assets	$1,716,394	$1,682,064	1,585,421	$1,694,505	$1,557,837
Return on average assets (annualized)	1.10%	1.33%	0.78%	1.22%	0.73%
Return on average assets as adjusted (non-GAAP) (annualized)	1.10%	1.35%	0.71%	1.22%	0.70%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Equity as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

GAAP earnings after income taxes	$4,706	$5,506	$3,069	$10,212	$5,675
Net income as adjusted after income taxes (non-GAAP) (1)	$4,706	$5,582	$2,786	$10,288	$5,390
Average equity	$162,361	$159,881	149,973	$161,186	$149,960
Return on average equity (annualized)	11.63%	13.97%	8.23%	12.78%	7.61%
Return on average equity as adjusted (non-GAAP) (annualized)	11.63%	14.16%	7.47%	12.87%	7.23%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Tangible Common Equity and Reconciliation of Return on Average Tangible Common Equity, as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Total stockholders’ equity	$164,016	$160,662	$152,790	$164,016	$152,790
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(4,696)	(5,095)	(6,293)	(4,696)	(6,293)
Tangible common equity (non-GAAP)	$127,822	$124,069	$114,999	$127,822	$114,999
Average tangible common equity (non-GAAP)	$125,967	$123,088	$111,624	$124,593	$111,355
GAAP earnings after income taxes	$4,706	$5,506	$3,069	$10,212	$5,675
Net income as adjusted after income taxes (non-GAAP) (1)	$4,706	$5,582	$2,786	$10,288	$5,390
Return on average tangible common equity (annualized)	14.98%	18.14%	11.06%	16.53%	10.25%
Return on average tangible common equity as adjusted (non-GAAP) (annualized)	14.98%	18.39%	10.04%	16.65%	9.73%

(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Efficiency Ratio as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Non-interest expense (GAAP)	$10,198	$9,489	$11,392	$19,687	$22,123
FHLB borrowings prepayment fee (1)	—	(102)	—	(102)	—
Non-interest expense as adjusted (non-GAAP)	10,198	9,387	11,392	19,585	22,123
Non-interest income	3,793	4,176	5,013	7,969	8,616
Net interest margin	12,831	12,764	12,303	25,595	24,974
Efficiency ratio denominator (GAAP)	$16,624	$16,940	$17,316	$33,564	$33,590
Net gain on acquired business lines (1)	—	—	(252)	—	(252)
Settlement proceeds (1)	—	—	(131)	—	(131)
Efficiency ratio denominator (non-GAAP)	$16,624	$16,940	$16,933	$33,564	$33,207
Efficiency ratio (GAAP)	61%	56%	66%	59%	66%
Efficiency ratio as adjusted (non-GAAP)	61%	55%	67%	58%	67%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	June 30, 2021	March 31, 2021	June 30, 2020
Total stockholders’ equity	$164,016	$160,662	$152,790
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(4,696)	(5,095)	(6,293)
Tangible common equity (non-GAAP)	$127,822	$124,069	$114,999
Ending common shares outstanding	10,696,075	10,893,872	11,150,695
Book value per share	$15.33	$14.75	$13.70
Tangible book value per share (non-GAAP)	$11.95	$11.39	$10.31

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	June 30, 2021	March 31, 2021	June 30, 2020
Total stockholders’ equity	$164,016	$160,662	$152,790
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(4,696)	(5,095)	(6,293)
Tangible common equity (non-GAAP)	$127,822	$124,069	$114,999
Total Assets	$1,714,472	$1,732,294	$1,607,514
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(4,696)	(5,095)	(6,293)
Tangible Assets (non-GAAP)	$1,678,278	$1,695,701	$1,569,723
Less SBA PPP Loans	(74,925)	(118,931)	(137,330)
Tangible Assets, excluding SBA PPP Loans (non-GAAP)	$1,603,353	$1,576,770	$1,432,393
Total stockholders’ equity to total assets ratio	9.57%	9.27%	9.50%
Tangible common equity as a percent of tangible assets (non-GAAP)	7.62%	7.32%	7.33%
Tangible common equity as a percent of tangible assets, excluding SBA PPP Loans (non-GAAP)	7.97%	7.87%	8.03%

1Net income as adjusted and net income as adjusted per share are non-GAAP financial measures that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)”.
2Return on average assets as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average assets. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Assets as Adjusted (non-GAAP)”.
3Return on average equity as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average equity. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Equity as Adjusted (non-GAAP)”.
4The efficiency ratio as adjusted (non-GAAP) is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and the Company’s ability to use what it has to generate the most profit possible for shareholders relative to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Efficiency Ratio as Adjusted (non-GAAP)”.
5Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets, return on tangible common equity and return on tangible common equity as adjusted are non-GAAP measures that management believes enhances investors’ ability to better understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity and Reconciliation of Return on Average Tangible Common Equity as Adjusted (non-GAAP)”.